Exhibit 99D.5(a)


                 AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT
                     FOR THE BRAZOS MID CAP GROWTH PORTFOLIO


         This Amendment, dated as of the 1st day of January, 2001, is entered into between BRAZOS MUTUAL FUNDS (the "Trust"), a Delaware business trust, and John McStay Investment Counsel (the "Investment Adviser").

         WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory Agreement dated as of October 14, 1999 (the "Advisory Agreement"), pursuant to which the Trust appointed the Investment Adviser to act as investment adviser to the Trust for its Brazos Mid Cap Growth Portfolio; and

         WHEREAS, Section 3 of the Advisory Agreement provides for compensation of the Investment Adviser under the Advisory Agreement;

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree to amend Section 3 of the Advisory Agreement as follows:

         COMPENSATION OF THE ADVISER. For the services to be rendered by the Investment Adviser as provided in Section 1 of the Advisory Agreement, the Trust shall pay to the Investment Adviser in monthly installments, an advisory fee calculated by applying the following annual percentage rates to the Trust's average daily net assets for the month:

                  BRAZOS Mid Cap Growth Portfolio    0.75%


         In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal month as a percentage of the total number of days in such month.

         Except to the extent amended hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.


                                     BRAZOS MUTUAL FUNDS


                                     By: /s/ Dan Hockenbrough
                                        ------------------------------
                                          Title: President



                                     JOHN MCSTAY INVESTMENT COUNSEL


                                     By: /s/ Wayne G. Willems
                                        ------------------------------
                                          Title: Partner



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